                                                                   EXHIBIT 10.9


                               AMENDMENT AGREEMENT

      This Agreement is made and entered into as of the 23rd day of January, 1998, by and among NetStart, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on Schedule I hereto (collectively, the "Purchasers").

                                   WITNESSETH:

      WHEREAS, the Company and the Purchasers entered into a Series D Convertible Preferred Stock Purchase Agreement dated as of September 11, 1997 (the "Purchase Agreement"); and

      WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement as provided herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    Amendment and Restatement of Section 1.3 of the Purchase Agreement.
Section 1.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "1.3 Subsequent Authorizations and Sales. At any time on or before the 130th day following the Closing, the Company may sell shares of Class D Convertible Preferred Stock up to the total number of such shares authorized by the Company's Certification of Incorporation, as amended (the "Charter"), less any amounts already sold at the Closing, provided that at least one new investor, which is unaffiliated with any then-current investor in the Company, shall participate in such sale by purchasing at least a majority of the shares of Class D Convertible Preferred Stock offered in such sale. All such sales shall be made on the terms and conditions set forth in this Agreement and the purchasers thereof shall be "Purchasers" under this Agreement and "New Investors" under the Amended Registration Rights Agreement (as defined below); provided, however, that the representations and warranties of the Company set forth in this Agreement, its Exhibits and the disclosure set forth on Schedules II, III, IV and V to this Agreement shall speak only as of the Closing and shall not be revised to reflect any changes in the

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            representations and warranties occurring after the Closing for any such future closings. Should any such sales be made, the Company shall prepare and distribute to the Purchasers a revised Schedule I to this Agreement and a revised Schedule II to the Amended Registration Rights Agreement reflecting such sales."

      2.    Amendment and Restatement of Section 5.2 of the Purchase Agreement.
Section 5.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "5.2 Right of First Offer. So long as any shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Class D Convertible Preferred Stock are outstanding, the Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser and to each then existing holder of such Preferred Stock (an "Existing Stockholder") by written notice the right, for a period of thirty (30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers and Existing Stockholders pursuant to this Section 5.2 shall not apply to securities issued
            (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule III as being outstanding on the date of this Agreement, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of the warrants issued to ADP, Inc. ("ADP") in connection with its purchase of Class D Convertible Preferred Stock from the Company, and (G) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company, not to exceed in the aggregate 1,950,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares



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            and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on the date of this Agreement and listed in Schedule III pursuant to clause (C) above (the shares exempted by this clause (G) being hereinafter referred to as the "Reserved Employee Shares") provided that the number of Reserved Employee Shares may be increased prior to December 31, 1998, with the approval of a majority of the Board of Directors including the Class B Director, the Class C Director, the Class D Director and Gary C. Butler as the director appointed by ADP on behalf of the holders of Class D Convertible Preferred Stock (the "Other Class D Director") and at any time after December 31, 1998, with the approval of either (i) a majority of the Board of Directors including the Class B Director, the Class C Director the Class D Director and the Other Class D Director or (ii) all directors other than the Class B Director, the Class C Director, the Class D Director or the Other Class D Director. The Company's written notice to the Purchasers and Existing Stockholders shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser and Existing Stockholder may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Purchaser or Existing Stockholder shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser or Existing Stockholder. Notwithstanding the forgoing, if the Purchasers and Existing Stockholders agree, in the aggregate, to purchase more than the full number of securities offered by the Company, then each Purchaser and Existing Stockholder accepting the Company's offer shall first be allocated the lesser of (i) the number of securities which such Purchaser or Existing Stockholder agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Purchaser or Existing Stockholder agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such


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              Purchaser or Existing Stockholder as of the date of the Company's notice of offer (treating such Purchaser or Existing Stockholder, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Purchaser or Existing Stockholder upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Shares) held by such Purchaser or Existing Stockholder on the date such offer is made that are then convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all Purchasers and Existing Stockholders who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Purchasers and Existing Stockholders accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no Purchaser or Existing Stockholder shall be allocated more than the number of securities which such Purchaser or Existing Stockholder agreed to purchase and provided further that in cases covered by this sentence all Purchasers and Existing Stockholders shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers and Existing Stockholders, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers and Existing Stockholders to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers and Existing Stockholders. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.2."

      3. Amendment and Restatement of Section 5.10 of the Purchase Agreement. Section 5.10 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "5.10 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each



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            quarter. The Company shall permit TTC Ventures, 21st Century
            Internet Fund L.P. ("21st Century Internet Fund") and ADP, so long as they, individually, (i) hold of record or beneficially at least 500,000 Preferred Shares and/or Conversion Shares and (ii) are not represented on the Board of Directors, directly or by one of its affiliates ("Unrepresented"), to have one representative attend each meeting of the Board of Directors of the Company and each meeting of any Committee thereof. While any or all of TTC Ventures, 21st Century Internet Fund and ADP is Unrepresented, the Company shall send to such Unrepresented party a notice containing the time and place of all Board meetings in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be, and shall provide to such Unrepresented party copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as proprietary information by the Board of Directors.

      4. Amendment and Restatement of Section 5.12 of the Purchase Agreement. Section 5.12 of the Purchase Agreement is hereby amended and restated to read as follows:

            "5.12 By-laws. The Company shall at all times cause its By-laws to provide that, (a) unless otherwise required by the laws of the State of Delaware, any two directors, TTC Ventures, New Enterprise Associates VI, Limited Partnership, 21st Century Internet Fund or ADP shall have the right to call a meeting of the Board of Directors or stockholders and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Class D Convertible Preferred Stock as set forth in the Charter. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

      5.    Amendment and Restatement of Schedule I to the Purchase Agreement.
Schedule I to the Purchase Agreement is hereby amended and restated as provided on Schedule I hereto.

      6. Effect of Modification. In the event of any inconsistency between the provisions of the Purchase Agreement and the applicable provisions of this Agreement, the



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provisions of this Agreement shall control in all respects. Otherwise, the
Purchase Agreement shall remain in full force and effect. Pursuant to Section
6.9 of the Purchase Agreement, the agreements contained herein shall become effective and binding upon the Company and each of the Purchasers when the Company has obtained the signatures of Purchasers holding at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares (as such term is defined in this Purchase Agreement).

      7. Successors and Assigns; Governing Law. Subject to the restrictions in the Purchase Agreement as amended hereby, this Agreement shall inure to the benefit of and bind the respective heirs, personal representatives, successors and assigns of the parties hereto and shall be governed by and construed in accordance with the laws of the State of Delaware.

      8. Severability; Modifications. Should one or more of the provisions of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall be enforceable. This Agreement shall not be modified without the prior consent of the Company and Purchasers holding at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

      9. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.



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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

      Effective date of this Agreement:  January 23, 1998.

                                          THE COMPANY:

                                          NETSTART, INC.

                                          By: /s/ ROBERT J. MCGOVERN
                                             ---------------------------------
                                             Robert J. McGovern, President

                                          THE PURCHASERS:

                                          THOMSON U.S. INC.

                                          By: /s/ JAMES R. SCHURR
                                             ---------------------------------
                                                Name: James R. Schurr
                                                Title: Vice President

                                          21st CENTURY INTERNET
                                               MANAGEMENT PARTNERS LLC

                                          By:  21st CENTURY INTERNET
                                               MANAGEMENT PARTNERS LLC

                                          By: /s/ J. NEIL WEINTRAUT
                                             ---------------------------------
                                                Name: J. Neil Weintraut
                                                Title:




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                                          NEW ENTERPRISE ASSOCIATES VI,
                                              LIMITED PARTNERSHIP


                                          By:   NEA PARTNERS VI, LIMITED
                                                  PARTNERSHIP

                                          By: /s/ PETER BARRIS
                                             ------------------------------
                                                Name: Peter Barris
                                                Title: Vice President

                                          ADP, INC.


                                          By: /s/ RICHARD HAVILAND
                                             ------------------------------
                                                Name: Richard Haviland
                                                Title:



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                                   SCHEDULE I

                                   Purchasers

                                  FIRST CLOSING

                              Number of
                              Aggregate
                              Preferred                     Purchase Price
      Name and                Shares to be                  for Preferred
Address of Purchaser          Purchased                     Shares
--------------------          ---------                     ------
Thomson U.S. Inc.               560,224                     $1,999,999.68
c/o TTC Ventures
One Main Street
Cambridge, MA  02142

21st Century Internet           242,557                        865,928.49
Management Partners LLC
Two South Park
Second Floor
San Francisco, CA  94107

New Enterprise                  317,667                      1,134,071.19
Associates VI, Limited
Partnership
1119 St. Paul Street
Baltimore, MD  21202

SUBTOTAL:                     1,120,448                     $3,999,999.36



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                                   Purchasers

                                 SECOND CLOSING

                              Number of
                              Aggregate
                              Preferred                     Purchase Price
      Name and                Shares to be                  for Preferred
Address of Purchaser          Purchased                     Shares
--------------------          ---------                     -------
21st Century Internet             85,000                   $   303,450
Management Partners LLC
Two South Park
Second Floor
San Francisco, CA  94107

ADP, Inc.                        840,337                     3,000,003
1 ADP Boulevard
Roseland, NJ  07068

SUBTOTAL:                        925,337                    $3,303,453


TOTAL:                         2,045,785                  7,303.452.36

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